Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO INTERNATIONAL REPORTS RECORD SECOND QUARTER 2007 RESULTS

Dallas, Texas, July 24, 2007 ... ENSCO International Incorporated (NYSE: ESV) reported net income increased by 31% in the quarter ended June 30, 2007, to $254.4 million ($1.72 per diluted share) on revenues of $548.6 million, as compared to net income of $194.7 million ($1.27 per diluted share) on revenues of $475.2 million for the quarter ended June 30, 2006.

Net income for the six months ended June 30, 2007 was $486.7 million ($3.26 per diluted share) on revenues of $1,062.7 million, compared to net income of $344.5 million ($2.24 per diluted share) on revenues of $856.8 million for the six months ended June 30, 2006.

The average day rate for ENSCO's jackup rig fleet for the quarter ended June 30, 2007, increased by 25% to $142,900, as compared to $114,300 in the prior year quarter. In the most recent quarter, a softer Gulf of Mexico jackup market contributed to a slight reduction in overall utilization of the Company's jackup fleet to 93% from 97% in the quarter ended June 30, 2006.

During the second quarter of 2007, the Company repurchased 2.5 million shares of its common stock at a total cost of $144.8 million, or an average price of $58.02 per share, as part of a $500 million share repurchase authorization. Under the program that commenced late in the first quarter of 2006, ENSCO has repurchased a total of 8.5 million common shares at a cost of $432.4 million, or an average price of $51.13 per share, through the second quarter of 2007.

Dan Rabun, Chairman, President and Chief Executive Officer of ENSCO, commented on the Company's current results and outlook: "We are pleased to report another record quarter, one in which we realized significant year-over-year improvement in average day rates for our international jackups, tempered somewhat by slightly lower average day rates for our Gulf of Mexico jackups. We completed the relocation of ENSCO 105 from the Gulf of Mexico to Tunisia in the quarter, thus further enhancing our international fleet mix while reducing our presence in the Gulf of Mexico.

"We continue to execute our business plan, as evidenced by the recently announced construction of our fifth ultra-deepwater rig, ENSCO 8503. We believe expansion of our deepwater fleet will contribute significantly to our long-term growth. We also have continued to increase our stock repurchases quarter-over-quarter and currently expect to complete our initial $500 million share repurchase authorization during the third quarter of 2007. Upon completion of our current program, we will continue to evaluate the capital required to support our plans for reinvestment in the business and opportunities for return of capital to our stockholders.

"With the ENSCO 8503 announcement, we now have four ultra-deepwater semisubmersible rig construction projects underway, with deliveries anticipated in the second quarter of 2008 (ENSCO 8500), first quarter 2009 (ENSCO 8501), fourth quarter 2009 (ENSCO 8502), and third quarter 2010 (ENSCO 8503). Both the ENSCO 8500 and ENSCO 8501 are being built against firm multi-customer long-term drilling contracts. We have also recently received a letter of intent from a customer for a minimum two-year contract on the third rig, ENSCO 8502, which can be extended for a three or four year primary term before the commencement of operations. The day rate will vary slightly depending on the primary term of the contract. We currently expect that the revenues to be recognized from this contract during the primary two-year term will be approximately $340 million. The final terms and conditions are subject to a definitive agreement being executed between the parties.

"Enhancement of ENSCO 83, one of our 250' water depth capable jackup rigs, was completed in June 2007 and the rig is now operating in the Gulf of Mexico. ENSCO 93 entered a shipyard in late May 2007 for an enhancement program scheduled for completion in late 2007. We estimate that we will incur a total of 383 shipyard days in 2007 related to the ENSCO 83 and ENSCO 93 projects.

"We remain positive on our market outlook and financial prospects, and expect 2007 will be another record year for ENSCO. We have committed approximately $1.5 billion to expand our deepwater fleet, and expect this investment in our future will begin to contribute meaningfully to our results in the years to follow."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to future earnings expectations, trends in day rates, utilization or rig relocations, future rig rates or utilization, rig enhancement, shipyard work completion, and contract commitments (including finalization of the contemplated ENSCO 8502 drilling contract), the period of time and number of rigs that will be in a shipyard, scheduled delivery dates for new rigs, market trends, expectations, outlook or conditions for 2007 and beyond. It is important to note that our actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, including hazards created by severe storms and hurricanes, (v) risks associated with offshore rig operations or, rig relocations in general, and in foreign jurisdictions in particular, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) changes in the dates our rigs undergoing shipyard construction work, repairs or enhancement will enter a shipyard, return to or enter service, (viii) risks inherent to domestic and foreign shipyard rig construction, rig repair or rig enhancement, (ix) unavailability of transport vessels to relocate rigs, (x) environmental or other liabilities, risks, or losses including hurricane related equipment damage, loss or wreckage or debris removal in the U.S. Gulf of Mexico, that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xi) the impact of current and future laws and government regulation affecting the oil and gas industry in general including taxation, our operations in particular, as well as repeal or modification of same, (xii) political and economic uncertainty, (xiii) limited availability of economic insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or removal of wreckage or debris, (xiv) self-imposed or regulatory limitations on jackup rig drilling locations in the Gulf of Mexico during hurricane season, (xv) our availability to attract and retain skilled or other personnel, (xvi) excess rig availability or supply resulting from delivery of new drilling units, (xvii) heavy concentration of our rig fleet in premium jackups, (xviii) terrorism or military action impacting our operations or financial performance, (xix) failure to negotiate and execute a mutually agreeable drilling contract for ENSCO 8502, and (xx) other risks described from time to time as Risk Factors and otherwise in the Company's SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscous.com.

All information in this press release is as of July 24, 2007. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Time on Tuesday, July 24, 2007, to discuss its second quarter 2007 results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing (719) 457-2679. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 24 hours after the call by dialing (719) 457-0820 (access code 2361034). A transcript of the call and access to a replay or MP3 download can be found on-line on the ENSCO web site www.enscous.com in the Investors Section.

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

OPERATING REVENUES	$548.6	$475.2	$1,062.7	$856.8

OPERATING EXPENSES
Contract drilling	168.8	146.4	331.6	274.3
Depreciation and amortization	46.8	44.1	91.9	86.1
General and administrative	19.1	10.5	35.1	20.9

	234.7	201.0	458.6	381.3

OPERATING INCOME	313.9	274.2	604.1	475.5

OTHER INCOME (EXPENSE)
Interest income	6.3	2.7	12.5	5.0
Interest expense, net	(0.8)	(4.9)	(1.9)	(9.1)
Other, net	2.3	(1.2)	6.8	(2.9)

	7.8	(3.4)	17.4	(7.0)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	321.7	270.8	621.5	468.5

PROVISION FOR INCOME TAXES	67.3	76.8	134.8	130.3

INCOME FROM CONTINUING OPERATIONS	254.4	194.0	486.7	338.2

DISCONTINUED OPERATIONS, NET	--	0.7	--	5.7

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	--	--	--	0.6

NET INCOME	$254.4	$194.7	$ 486.7	$344.5

EARNINGS PER SHARE - BASIC
Continuing operations	$ 1.72	$ 1.27	$ 3.27	$ 2.21
Discontinued operations	--	--	--	0.04
Cumulative effect of accounting change	--	--	--	--

	$ 1.72	$ 1.27	$ 3.27	$ 2.25

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 1.72	$ 1.26	$ 3.26	$ 2.20
Discontinued operations	--	--	--	0.04
Cumulative effect of accounting change	--	--	--	--

	$ 1.72	$ 1.27	$ 3.26	$ 2.24

AVERAGE COMMON SHARES OUTSTANDING
Basic	147.6	152.9	148.8	152.9
Diluted	148.3	153.6	149.4	153.6

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	June 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 547.0	$ 565.8
Accounts receivable, net	445.3	338.8
Other	90.8	82.6

Total current assets	1,083.1	987.2

PROPERTY AND EQUIPMENT, NET	3,147.7	2,960.4

GOODWILL	336.2	336.2

OTHER ASSETS, NET	53.1	50.6

	$4,620.1	$4,334.4

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 242.7	$ 217.8
Current maturities of long-term debt	167.1	167.1

Total current liabilities	409.8	384.9

LONG-TERM DEBT	299.9	308.5

DEFERRED INCOME TAXES	347.6	356.5

OTHER LIABILITIES	83.0	68.5

STOCKHOLDERS' EQUITY	3,479.8	3,216.0

	$4,620.1	$4,334.4

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Six Months Ended
	June 30,
	2007	2006

OPERATING ACTIVITIES
Net income	$ 486.7	$ 344.5
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	91.9	86.1
Changes in working capital and other	(46.2)	(72.7)

Net cash provided by operating activities of continuing operations	532.4	357.9

INVESTING ACTIVITIES
Additions to property and equipment	(290.3)	(283.3)
Other	3.2	11.9

Net cash used in investing activities	(287.1)	(271.4)

FINANCING ACTIVITIES
Reduction of long-term borrowings	(8.6)	(8.6)
Repurchase of common stock	(272.4)	(52.2)
Cash dividends paid	(7.5)	(7.7)
Proceeds from exercise of stock options	25.3	20.7
Other	(0.8)	1.1

Net cash used in financing activities	(264.0)	(46.7)

Effect of exchange rate fluctuations on cash and cash equivalents	(0.1)	(0.1)
Net cash provided by operating activities of discontinued operations	--	1.6

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18.8)	41.3

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	565.8	268.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 547.0	$ 309.8

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			First
	Second Quarter		Quarter
	2007	2006	2007

Contract drilling
Average day rates
Jackup rigs
Asia Pacific	$134,929	$ 88,351	$120,728
Europe/Africa	195,211	144,510	182,536
North and South America	113,696	129,664	117,858

Total jackup rigs	142,895	114,289	133,238
Semisubmersible rig - North America	200,188	187,296	195,740
Barge rig - Asia Pacific	65,788	57,109	56,509

Total	$143,153	$116,690	$132,843

Utilization
Jackup rigs
Asia Pacific	99%	98%	99%
Europe/Africa	100%	100%	95%
North and South America	82%	95%	85%

Total jackup rigs	93%	97%	93%
Semisubmersible rig - North America	97%	98%	97%
Barge rig - Asia Pacific	80%	96%	100%

Total	93%	97%	93%